EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Insurance Trust for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Insurance Trust for the stated period.

/s/ Daniel O’Neill		/s/ Patrick Rudnick
Daniel D. O’Neill Chief Executive Officer, Direxion Insurance Trust		Patrick J. Rudnick Principal Financial Officer, Direxion Insurance Trust

Dated:	2/29/2012	Dated:	2/29/2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Direxion Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.